                                                                    Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement dated May 16, 2000 on Form S-1 of Interliant, Inc. of our report dated February 7, 2000, relating to the financial statements of Soft Link, Inc., which appears in such Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Smith . Schafer & Associates Ltd.


Maplewood, Minnesota
May 15, 2000